FOR IMMEDIATE RELEASE
Contacts:

Investors
Mike Weinstein
510-260-8585
Mike.Weinstein@sunpower.com

Media
Sarah Spitz
832-444-7151
Sarah.Spitz@sunpower.com

SunPower Reports Second Quarter 2022 Results

•Added a record 19,700 customers in the second quarter, a 51% increase YoY
•Accelerated revenue growth to 63% YoY
•Achieved backlog of 53,000 retrofit and new homes customers
•Delivered strong gross margin: 20% GAAP, 21% non-GAAP
•Announced strategic relationship with IKEA U.S. to reach new customers and simplify the solar buying experience

SAN JOSE, Calif., August 2, 2022 - SunPower Corp. (NASDAQ: SPWR), a leading solar technology and energy services provider, today announced financial results for the second quarter, ending July 3, 2022.

“There is a ubiquitous need for reliable electricity at an affordable price that isn't being met with our traditional energy sources,” said Peter Faricy, SunPower CEO. “With our strategic growth plan, investment in world-class customer experience and robust pipeline, SunPower is well positioned to capture the strong resulting demand for solar and storage. This quarter we added a record number of customers, including an all-time high for new homes installs, and accumulated a backlog that we expect to set us up for high growth in the second half of the year.”

SECOND QUARTER BUSINESS HIGHLIGHTS

SunPower continues to execute across its five strategic pillars to capture demand and cement its leadership position as the company delivering the most innovative ecosystem of home energy products with unmatched customer experience.

World-class customer experience
1.Highest rated solar company: In the second quarter of 2022, SunPower remained the only 4+ star rated solar provider in the U.S. with an average review score of 4.3. SunPower’s Net Promoter Score improved to 51, a 38% improvement year-over-year (YoY).

2.Improved time to resolution: The company continued its trend of significantly improving customer response speed. In the last quarter, it minimized wait times to 31 seconds, a 45% improvement YoY, and shortened the average time it takes to resolve a customer query by 36% YoY.

Best, most affordable products
3.Significant progress on ground-breaking panel: SunPower and First Solar (NASDAQ: FSLR) are finalizing negotiations to develop the world’s most-advanced residential solar panels. The companies have agreed on the majority of key terms and are working toward definitive agreements. They are expected to sign a deal in the next quarter and promptly move forward to operationalize production.

4.Increasing panel supply: SunPower secured additional product volume under their agreement with Maxeon Solar Technologies (NASDAQ: MAXN) for increased panel supply through the end of the year. Along with additional supply chain agreements, this further ensures the company’s ability to meet unprecedented demand.

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Growth
5.Joining forces with IKEA U.S.: In May, SunPower announced a new strategic relationship with IKEA U.S. to introduce solar and storage to a new consumer market and make renewable energy easier to access. Through the collaboration, SunPower home energy products will be featured in select IKEA stores, and members of IKEA’s customer loyalty program will be able to initiate their solar journey from the showroom floor. Home Solar with IKEA is expected to launch in select California markets in Fall 2022.

6.Driving growth in new homes: SunPower continues to stand out as an industry leader in new homes. It recorded a 46% increase YoY for contracted active solar-standard communities, with previously sold backlog growing to 34,000 customers1. This quarter, the company further expanded its category presence across the country: it solidified a multiyear national contract extension with KB Home (NYSE: KBH) and finalized a deal with Dream Finders Homes (NASDAQ: DFH) to build nearly 400 solar-standard homes across five communities in Colorado.

Digital innovation
7.Completed significant monitoring upgrade: SunPower finalized a multiyear project to redesign its monitoring systems for a superior customer experience. The new system enables faster load times and activates features such as panel-level monitoring and alerts for customers and dealers. With the implementation, SunPower reduced maximum delay time between when panels measure power production and when that data is visible in the mySunPower app from one hour to less than two minutes. The new monitoring system is expected to save SunPower more than $4 million in annual operating costs by gaining efficiency and reducing third party vendor fees.

World-class financial solutions
8.Grew financing product portfolio: SunPower Financial introduced several new offerings in the second quarter to help keep customers’ monthly payments low, including low-APR loans and expanded eligibility up to $150,000.

In June, SunPower closed the sale of its Commercial & Industrial Solutions (CIS) business to TotalEnergies. Additionally in the second quarter, TotalEnergies and Global Infrastructure Partners (GIP) signed a deal where GIP is expected to acquire an approximate 50% interest in a new joint venture that will hold TotalEnergies’ 51% ownership in SunPower Corporation.

“This agreement is a strong signal from energy leaders and investors that accelerating the energy transition is an imperative and a powerful vote of confidence that SunPower is well suited to play a leading role in that change,” said Faricy.

1Backlog calculated as of July 22, 2022.
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Financial Highlights

($ Millions, except percentages, residential customers, and per-share data)	2nd Quarter 2022	1st Quarter 2022	2nd Quarter 2021
GAAP revenue from continuing operations	$417.8	$350.3	$260.8
GAAP gross margin from continuing operations	19.5%	20.6%	23.3%
GAAP net income (loss) from continuing operations	$(42.5)	$(2.2)	$87.1
GAAP net income (loss) from continuing operations per diluted share	$(0.24)	$(0.01)	$0.46
Non-GAAP revenue from continuing operations[1]	$414.1	$336.1	$254.1
Non-GAAP gross margin from continuing operations[1]	21.3%	21.7%	22.5%
Non-GAAP net income (loss) from continuing operations[1]	$5.2	$2.9	$12.1
Non-GAAP net income (loss) from continuing operations per diluted share[1]	$0.03	$0.02	$0.07
Adjusted EBITDA[1]	$15.2	$11.2	$22.4
Residential customers	463,600	443,800	363,000
Cash[2]	$206.4	$142.3	$209.8

The sale of our C&I Solutions business met the criteria for classification as “discontinued operations” in accordance with the guidance in ASC 205-20, Discontinued Operations, beginning the first quarter of fiscal 2022. For all periods presented, the financial results of C&I Solutions are excluded in the table above.

1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below.

2Includes cash and cash equivalents, excluding restricted cash

2022 Financial Outlook
SunPower affirmed prior 2022 guidance of $2,000-$2,400 Adjusted EBITDA per customer and 73,000-80,000 incremental customers, resulting in $90-$110 million Adjusted EBITDA for the year.

Earnings Conference Call Information
SunPower will discuss its second quarter, 2022 financial results on Tuesday, August 2 at 8:30 a.m. Eastern Time. The conference call can be accessed live by registering at https://register.vevent.com/register/BI8045a492c8dd47d6be8faf25537fcfbd. The live audio webcast and supplemental financial information will be available on SunPower's investor website at http://investors.sunpower.com/events.cfm.

About SunPower
SunPower (NASDAQ: SPWR) is a leading solar technology and energy services provider in North America. SunPower offers the only solar + storage solution designed and warranted by one company that gives customers control over electricity consumption and resiliency during power outages. For more information, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expectations regarding demand and our future performance based on backlog, bookings, projected consumer demand, and pipelines in our sales channels and for our products, and our ability to meet consumer demand; (b) our plans and expectations with respect to our strategic partnerships and initiatives, including our proposed partnership with First Solar, our strategic relationship with IKEA, and our agreements with KB Home and Dream Finders Homes, and the anticipated business and financial impacts thereof; (c) our strategic plans and areas of investment and focus, both current and future, and expectations for the results thereof, including improved customer experience, increased installation capacity, development of new products and services, and cost savings; (d) our expectations regarding projected demand and growth in 2022 and beyond, our positioning for future success, and our ability to capture

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demand and deliver long-term value to our shareholders; (e) our expectations for industry trends and factors, and the impact thereof on our business and strategic plans; and (f) our guidance for fiscal year 2022, including Adjusted EBITDA per customer, incremental customers, and Adjusted EBITDA, and related assumptions.

These forward-looking statements are based on our current assumptions, expectations, and beliefs and involve substantial risks and uncertainties that may cause results, performance, or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) regulatory changes and the availability of economic incentives promoting use of solar energy; (2) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, including impacts of the COVID-19 pandemic, and other factors; (3) competition in the solar and general energy industry, supply chain constraints, interest rates, and pricing pressures; (4) changes in public policy, including the imposition and applicability of tariffs; (5) our dependence on sole- or limited-source supply relationships, including for our solar panels and other components of our products; (6) risks related to the introduction of new or enhanced products, including potential technical challenges, lead times, and our ability to match supply with demand while maintaining quality, sales, and support standards; (7) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (8) our liquidity, indebtedness, and ability to obtain additional financing for our projects and customers; and (9) challenges managing our acquisitions, joint ventures, and partnerships, including our ability to successfully manage acquired assets and supplier relationships. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2022 SunPower Corporation. All rights reserved. SUNPOWER, SUNPOWER FINANCIAL, SUNVAULT, and the SUNPOWER logo are trademarks or registered trademarks of SunPower Corporation in the U.S.

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SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 3, 2022	January 3, 2021
Assets
Current assets:
Cash and cash equivalents	$206,355	$123,735
Restricted cash and cash equivalents, current portion	1,024	691
Short-term investments	293,580	365,880
Accounts receivable, net	149,166	121,268
Contract assets	30,358	25,994
Inventories	222,524	214,432
Advances to suppliers, current portion	2,216	462
Prepaid expenses and other current assets	166,364	100,212
Current assets of discontinued operations	—	120,792
Total current assets	1,071,587	1,073,466

Restricted cash and cash equivalents, net of current portion	21,270	14,887
Property, plant and equipment, net	50,675	33,560
Operating lease right-of-use assets	28,809	31,654
Solar power systems leased, net	43,510	45,502
Goodwill	126,338	126,338
Other intangible assets, net	24,401	24,879
Other long-term assets	169,882	156,994
Long-term assets of discontinued operations	—	47,526
Total assets	$1,536,472	$1,554,806

Liabilities and Equity
Current liabilities:
Accounts payable	$148,147	$138,514
Accrued liabilities	155,273	101,980
Operating lease liabilities, current portion	10,506	10,753
Contract liabilities, current portion	102,778	62,285
Short-term debt	62,089	109,568
Convertible debt, current portion	424,298	—
Current liabilities of discontinued operations	—	86,496
Total current liabilities	903,091	509,596

Long-term debt	54,130	380
Convertible debt, net of current portion	—	423,677
Operating lease liabilities, net of current portion	23,544	28,566
Contract liabilities, net of current portion	18,674	18,705
Other long-term liabilities	117,942	141,197
Long-term liabilities of discontinued operations	—	42,661
Total liabilities	1,117,381	1,164,782

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Equity:
Common stock	174	173
Additional paid-in capital	2,840,028	2,714,500
Accumulated deficit	(2,213,195)	(2,122,212)
Accumulated other comprehensive income	11,139	11,168
Treasury stock, at cost	(224,829)	(215,240)
Total stockholders' equity	413,317	388,389
Noncontrolling interests in subsidiaries	5,774	1,635
Total equity	419,091	390,024
Total liabilities and equity	$1,536,472	$1,554,806

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SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 3, 2022	April 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Total revenues	$417,772	$350,277	$260,751	$768,049	$500,887
Total cost of revenues	336,273	277,968	200,040	614,241	394,210
Gross profit	81,499	72,309	60,711	153,808	106,677
Operating expenses:
Research and development	7,405	5,010	4,258	12,415	8,882
Sales, general, and administrative	93,043	76,996	49,478	170,039	91,745
Restructuring (credits) charges	(494)	627	808	133	4,574
(Gain) loss on sale and impairment of residential lease assets	—	—	(68)	—	(294)
(Income) expense from transition services agreement, net	(494)	266	(1,656)	(228)	(4,743)
Total operating expenses	99,460	82,899	47,530	182,359	94,874
Operating (loss) income	(17,961)	(10,590)	13,181	(28,551)	11,803
Other (expense) income, net:
Interest income	92	42	73	134	125
Interest expense	(5,964)	(5,044)	(6,630)	(11,008)	(13,657)
Other, net	(14,652)	1,444	84,075	(13,208)	39,560
Other (expense) income, net	(20,524)	(3,558)	77,518	(24,082)	26,028
(Loss) income from continuing operations before income taxes and equity in earnings of unconsolidated investees	(38,485)	(14,148)	90,699	(52,633)	37,831
(Provision for) benefits from income taxes	(3,226)	11,643	(3,594)	8,417	1,532
Net (loss) income from continuing operations	(41,711)	(2,505)	87,105	(44,216)	39,363
(Loss) income from discontinued operations before income taxes and equity in losses of unconsolidated investees[1]	(20,857)	(26,298)	(13,505)	(47,155)	(15,359)
Benefits from (provision for) income taxes from discontinued operations	241	343	1,169	584	1,267
Net (loss) income from discontinued operations, net of taxes	(20,616)	(25,955)	(12,336)	(46,571)	(14,092)
Net (loss) income	(62,327)	(28,460)	74,769	(90,787)	25,271
Net (income) loss from continuing operations attributable to noncontrolling interests	(785)	339	(11)	(446)	584
Net (income) loss from discontinued operations attributable to noncontrolling interests	—	250	449	250	967
Net (income) loss attributable to noncontrolling interests	(785)	589	438	(196)	1,551
Net (loss) income from continuing operations attributable to stockholders	(42,496)	(2,166)	87,094	(44,662)	39,947
Net (loss) income from discontinued operations attributable to stockholders	(20,616)	(25,705)	(11,887)	(46,321)	(13,125)

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Net (loss) income attributable to stockholders	$(63,112)	$(27,871)	$75,207	$(90,983)	$26,822

Net (loss) income per share attributable to stockholders - basic:
Continuing operations	$(0.24)	$(0.01)	$0.50	$(0.26)	$0.23
Discontinued operations	$(0.12)	$(0.15)	$(0.07)	$(0.27)	$(0.08)
Net (loss) income per share – basic	$(0.36)	$(0.16)	$0.43	$(0.53)	$0.15

Net (loss) income per share attributable to stockholders - diluted:
Continuing operations	$(0.24)	$(0.01)	$0.46	$(0.26)	$0.23
Discontinued operations	$(0.12)	$(0.15)	$(0.07)	$(0.27)	$(0.08)
Net (loss) income per share – diluted	$(0.36)	$(0.16)	$0.39	$(0.53)	$0.15

Weighted-average shares:
Basic	173,951	173,376	172,640	173,664	171,920
Diluted	173,951	173,376	194,363	173,664	176,794

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SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 3, 2022	April 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Cash flows from operating activities:
Net (loss) income	$(62,327)	$(28,460)	$74,769	$(90,787)	$25,271
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	12,383	4,665	2,968	17,048	5,817
Stock-based compensation	7,072	5,427	9,613	12,499	15,050
Non-cash interest expense	833	726	1,650	1,559	3,155
Loss (gain) on equity investments	15,255	(1,315)	(83,746)	13,940	(39,016)
(Gain) loss on sale of investments	—	—	—	—	(1,162)
(Gain) loss on business divestitures, net	—	—	(224)	—	(224)
Deferred income taxes	2,554	(13,750)	2,264	(11,196)	(1,637)
Other, net	104	845	(935)	949	(6,215)
Changes in operating assets and liabilities:
Accounts receivable	(25,585)	(12,354)	(7,023)	(37,939)	(2,909)
Contract assets	13,852	(6,519)	24,011	7,333	24,498
Inventories	18,022	(35,081)	10,096	(17,059)	1,825
Project assets	(2,597)	2,892	(2,892)	295	6,305
Prepaid expenses and other assets	(83,296)	(86,502)	702	(169,798)	5,180
Operating lease right-of-use assets	3,017	2,415	3,490	5,432	6,365
Advances to suppliers	150	(2,222)	568	(2,072)	(3,284)
Accounts payable and other accrued liabilities	5,074	41,444	(18,077)	46,518	(42,229)
Contract liabilities	44,207	22,066	4,907	66,273	(8,554)
Operating lease liabilities	(4,545)	(3,027)	(3,160)	(7,572)	(6,589)
Net cash (used in) provided by operating activities	(55,827)	(108,750)	18,981	(164,577)	(18,353)
Cash flows from investing activities:
Purchases of property, plant and equipment	(12,947)	(8,636)	(1,881)	(21,583)	(6,894)
Investments in software development costs	(1,204)	(1,521)	—	(2,725)	—
Proceeds from sale of property, plant and equipment	—	—	900	—	900
Cash paid for solar power systems	—	—	—	—	(635)
Cash received from sale of investments	—	—	—	—	1,200
Proceeds from business divestitures, net of de-consolidated cash	—	—	10,516	—	10,516
Cash received from C&I Solutions sale, net of deconsolidated cash	146,303	—	—	146,303	—
Cash paid for equity investments	(9,420)	(7,000)	—	(16,420)	—
Proceeds from sale of equity investment	—	149,830	—	149,830	—

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	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 3, 2022	April 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Proceeds from return of capital from equity investments	—	—	2,276	—	2,276
Cash paid for investments in unconsolidated investees	(3,164)	(154)	—	(3,318)	—
Net cash provided by (used in) investing activities	119,568	132,519	11,811	252,087	7,363
Cash flows from financing activities:
Proceeds from bank loans and other debt	78,818	21,458	24,073	100,276	95,396
Repayment of bank loans and other debt	(74,100)	(23,944)	(68,497)	(98,044)	(103,573)
Repayment of non-recourse residential and commercial financing debt	—	—	(85)	—	(9,798)
Repayment of convertible debt	—	—	(62,757)	—	(62,757)
Payments for financing leases	(118)	—	—	(118)	—
Issuance of common stock to executive	—	—	2,998	—	2,998
Purchases of stock for tax withholding obligations on vested restricted stock	(2,256)	(7,332)	(4,335)	(9,588)	(6,453)
Net cash (used in) provided by financing activities	2,344	(9,818)	(108,603)	(7,474)	(84,187)
Net increase (decrease) in cash, cash equivalents, and restricted cash	66,085	13,951	(77,810)	80,036	(95,177)
Cash, cash equivalents and restricted cash, beginning of period	162,564	148,613	229,437	148,613	246,804
Cash, cash equivalents, and restricted cash, end of period	$228,649	$162,564	$151,627	$228,649	$151,627

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets, including discontinued operations:
Cash and cash equivalents	$206,355	$142,250	$140,462	$206,355	$140,462
Restricted cash and cash equivalents, current portion	1,024	681	5,818	1,024	5,818
Restricted cash and cash equivalents, net of current portion	21,270	12,857	5,347	21,270	5,347
Cash, cash equivalents, and restricted cash from discontinued operations	—	6,776	—	—	—
Total cash, cash equivalents, and restricted cash	$228,649	$162,564	$151,627	$228,649	$151,627

Supplemental disclosure of cash flow information:
Property, plant and equipment acquisitions funded by liabilities (including financing leases)	$3,713	$922	$(473)	$4,635	$1,174
Right-of-use assets obtained in exchange of lease obligations	649	877	—	1,526	11,528
Working capital adjustment related to C&I Solutions sale	6,265	—	—	6,265	—
Accrued legal expenditures on equity method investment	163	—	—	163	—

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	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 3, 2022	April 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Deconsolidation of right-of-use assets and lease obligations	—	—	3,340	—	3,340
Debt repaid in sale of commercial projects	—	—	5,585	—	5,585
Cash paid for interest	1,312	9,874	2,090	11,186	13,527
Cash paid for income taxes	2,250	250	20,194	2,500	20,233

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Use of Non-GAAP Financial Measures
To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures listed below are: revenue; gross margin; net loss; net loss per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures are useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provide investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analysis. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to results of operations of legacy business exited/to be exited. Non-GAAP gross margin includes adjustments relating to gain/loss on sale and impairment of residential lease assets, litigation, stock-based compensation, and amortization of intangible assets, each of which is described below. In addition to the above adjustments, non-GAAP net loss and non-GAAP net loss per diluted share are adjusted for adjustments relating to mark to market gain on equity investments, gain on business divestitures, impairment of property, plant, and equipment, transaction-related costs, non-cash interest expense, restructuring charges (credits), gain on convertible debt repurchased, tax effect of these non-GAAP adjustments, each of which is described below. In addition to the above adjustments, Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)
The company’s non-GAAP results include adjustments under IFRS that are consistent with the adjustments made in connection with the company’s internal reporting process as part of its status as a consolidated subsidiary of TotalEnergies SE, our controlling shareholder and a foreign public registrant that reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s performance, and assists in aligning the perspectives of the management with those of TotalEnergies SE.

•Mark-to-market loss (gain) in equity investments: We recognize adjustments related to the fair value of equity investments with readily determinable fair value based on the changes in the stock price of these equity investments at every reporting period. Under U.S. GAAP, mark-to-market gains and losses due to changes in stock prices for these securities are recorded in earnings while under IFRS, an election can be made to recognize such gains and losses in other comprehensive income. Such an election was made by TotalEnergies SE. Further, we elected the Fair Value Option (“FVO”) for some of our equity method investments, and we adjust the carrying value of those investments based on their fair market value calculated periodically. Such option is not available under IFRS, and equity method accounting is required for those investments. We believe that excluding these adjustments on equity investments is consistent with our internal reporting process as part of its status as a consolidated subsidiary of TotalEnergies SE. and better reflects our ongoing results.

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Other Non-GAAP Adjustments
•Results of operations of businesses exited/to be exited: We exclude the results of operations of our legacy businesses that we have exited, or to be exited, from our Non-GAAP results. These legacy businesses include our light commercial business that we exited starting in the first fiscal quarter of 2022 to reinforce the Company’s strategic direction to focus solely on the residential solar market, Hillsboro, Oregon facility that ceased manufacturing and revenue generation in the first quarter of 2021, as well as, results of our legacy power plant and legacy O&M businesses. We are not doing new activities for these businesses, and the remaining activities comprise of fulfillment of existing outstanding orders, true-up of estimated milestones payments, settlement of certain warranty obligations on projects and other wind-down activities. As such, these are excluded from our non-GAAP results as they are not reflective of our ongoing operating results.

•Loss/Gain on sale and impairment of residential lease assets: In fiscal 2018 and 2019, in an effort to sell all the residential lease assets owned by us, we sold membership units representing a 49% membership interest in majority of our residential lease business and retained a 51% membership interest. We recorded impairment charges based on the expected fair value for a portion of residential lease assets portfolio that was retained. Depreciation savings from the unsold residential lease assets resulting from their exclusion from non-GAAP results historically, are excluded from our non-GAAP results as they are not reflective of ongoing operating results.

•Stock-based compensation: Stock-based compensation relates primarily to our equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. We believe that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Litigation: We may be involved in various instances of litigation, claims and proceedings that result in payments or recoveries. We exclude gains or losses associated with such events because the gains or losses do not reflect our underlying financial results in the period incurred. We also exclude expenses pertaining to litigation relating to businesses that discontinued as a result of spin-off of Maxeon Solar, for which we are indemnifying them. We believe that it is appropriate to exclude such charges from our non-GAAP results as they are not reflective of ongoing operating results.

•Transaction-related costs: In connection with material transactions such as acquisition or divestiture of a business, the company incurred transaction costs including legal and accounting fees. We believe that it is appropriate to exclude these costs from our non-GAAP results as they would not have otherwise been incurred as part of the business operations and therefore is not reflective of ongoing operating results.

•Amortization of intangible assets and software: We incur amortization of intangible assets as a result of acquisitions, primarily from the Blue Raven acquisition, which includes brand, non-compete arrangements, and purchased technology. In addition, we also incur amortization of our capitalized internal-use software costs once the software has been placed into service, until the end of the useful life of the software. We believe that it is appropriate to exclude these amortization charges from our non-GAAP results as they are non-recurring in nature, and are therefore not reflective of ongoing operating results.

•Executive transition costs: We incur non-recurring charges related to the hiring and transition of new executive officers. During fiscal 2021, we appointed a new chief executive officer, as well as other chief executives, and we are investing resources in those executive transitions, and in developing new members of management as we complete our transformation. We believe that it is appropriate to exclude these from our non-GAAP results as they are not reflective of ongoing operating results.

•Acquisition-related costs: We incurred certain costs in connection with the acquisition of Blue Raven, that are either paid as part of the transaction or will be paid in the coming year, but are considered post-acquisition compensation under the applicable GAAP framework due to the nature of such items. A majority of the expense incurred in fourth quarter of fiscal 2021 represents cash paid to certain employees

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of Blue Raven for settlement of their pre-existing share-based payment plan, in excess of the respective fair value. For fiscal 2022, other post-combination expenses include change in fair value of contingent consideration as well as deferred post-combination employment expense payable to certain Blue Raven employees and sellers. We believe that it is appropriate to exclude these from our non-GAAP results as they are directly related to the acquisition transaction and non-recurring in nature, and are therefore not reflective of ongoing operating results.

•Business reorganization costs: In connection with the spin-off of Maxeon into an independent, publicly traded company, we incurred non-recurring charges on third-party legal and consulting expenses, primarily to enable in separation of shared information technology systems and applications. In addition, we incurred certain non-recurring costs upon amendment, settlement or termination of historical agreements with Maxeon to fully enable separate independent operations of the two Companies that is focused on our respective core business. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Restructuring charges (credits): We incur restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Although the Company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Tax effect: This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. Our non-GAAP tax amount is based on estimated cash tax expense and reserves. We forecast our annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of our tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense, or tax impact of non-recurring items.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to adjustments described above, we exclude the impact of the following items during the period:
•Cash interest expense, net of interest income
•Provision for income taxes
•Depreciation

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

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SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 3, 2022	April 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
GAAP revenue	$417,772	350,277	$260,751	$768,049	$500,886
Other adjustments:
Results of operations of businesses exited/to be exited	(3,674)	(14,208)	(6,631)	(17,882)	(8,829)
Non-GAAP revenue	$414,098	336,069	$254,120	$750,167	$492,057

Adjustments to Gross Profit Margin:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 3, 2022	April 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
GAAP gross profit from continuing operations	$81,499	$72,309	$60,710	$153,808	$106,676
Other adjustments:
Results of operations of businesses exited/to be exited	5,348	(260)	(3,608)	5,088	3,303
Executive transition costs	85	378	—	463	—
(Gain) loss on sale and impairment of residential lease assets	(278)	(279)	(519)	(557)	(1,013)
Stock-based compensation expense	1,398	899	627	2,297	1,164
Business reorganization costs	11	—	—	11	—
Transaction-related costs	56	—	—	56	—
Non-GAAP gross profit	$88,119	$73,047	$57,210	$161,166	$110,130

GAAP gross margin (%)	19.5%	20.6%	23.3%	20.0%	21.3%
Non-GAAP gross margin (%)	21.3%	21.7%	22.5%	21.5%	22.4%

Adjustments to Net Income (Loss):

	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 3, 2022	April 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
GAAP net (loss) income from continuing operations attributable to stockholders	$(42,496)	$(2,166)	$87,094	$(44,662)	$39,947
Adjustments based on IFRS:
Mark-to-market loss (gain) on equity investments	15,255	(1,315)	(83,746)	13,940	(39,016)
Other adjustments:
Results of operations of businesses exited/to be exited	7,503	2,933	(3,116)	10,436	8,084
(Gain) loss on sale and impairment of residential lease assets	(278)	(279)	(587)	(557)	(5,970)
Litigation	3,166	177	3,447	3,343	8,580
Stock-based compensation expense	7,054	5,329	9,188	12,383	13,542
Amortization of intangible assets and software	2,786	1,978	—	4,764	—
(Gain) loss on business divestitures, net	—	—	(5,290)	—	(5,290)
Transaction-related costs	259	964	(82)	1,223	118
Executive transition costs	3,685	1,469	502	5,154	502
Business reorganization costs	4,521	—	901	4,521	1,855
Restructuring (credits) charges	(639)	186	871	(453)	766
Acquisition-related costs	2,310	5,808	—	8,118	—
Tax effect	2,025	(12,186)	2,911	(10,161)	(830)
Non-GAAP net income (loss) attributable to stockholders	$5,151	$2,898	$12,093	$8,049	$22,288

Adjustments to Net Income (loss) per diluted share:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 3, 2022	April 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Net income (loss) per diluted share
Numerator:
GAAP net (loss) income available to common stockholders[1]	$(42,496)	$(2,166)	$87,094	$(44,662)	$39,947
Add: Interest expense on 4.00% debenture due 2023, net of tax	—	—	3,126	—	—
Add: Interest expense on 0.875% debenture due 2021, net of tax	—	—	67	—	168
GAAP net income (loss) available to common stockholders[1]	$(42,496)	$(2,166)	$90,287	$(44,662)	$40,115

Non-GAAP net income (loss) available to common stockholders[1]	$5,151	$2,898	$12,093	$8,049	$22,288

Denominator:
GAAP weighted-average shares	173,951	173,376	172,640	173,664	171,920
Effect of dilutive securities:
Restricted stock units	—	—	3,084	—	3,299
0.875% debentures due 2021	—	—	1,571	—	1,575
4.00% debentures due 2023	—	—	17,068	—	—
GAAP dilutive weighted-average common shares:	173,951	173,376	194,363	173,664	176,794

Non-GAAP weighted-average shares	173,951	173,376	172,640	173,664	171,920
Effect of dilutive securities:
Restricted stock units	770	1,399	3,084	790	3,299
Non-GAAP dilutive weighted-average common shares[1]	174,721	174,775	175,724	174,454	175,219

GAAP dilutive net (loss) income per share - continuing operations	$(0.24)	$(0.01)	$0.46	$(0.26)	$0.23
Non-GAAP dilutive net income (loss) per share - continuing operations	$0.03	$0.02	$0.07	$0.05	$0.13

1In accordance with the if-converted method, net (loss) income available to common stockholders excludes interest expense related to the 0.875% and 4.00% debentures if the debentures are considered converted in the calculation of net (loss) income per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income (loss) per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 3, 2022	April 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
GAAP net (loss) income from continuing operations attributable to stockholders	$(42,496)	$(2,166)	$87,094	$(44,662)	$39,947
Adjustments based on IFRS:
Mark-to-market loss (gain) on equity investments	15,255	(1,315)	(83,746)	13,940	(39,016)
Other adjustments:
Results of operations of businesses exited/to be exited	7,503	2,933	(3,116)	10,436	8,084
(Gain) loss on sale and impairment of residential lease assets	(278)	(279)	(587)	(557)	(5,970)
Litigation	3,166	177	3,447	3,343	8,580
Stock-based compensation expense	7,054	5,329	9,188	12,383	13,542
Amortization of intangible assets and software	2,786	1,978	—	4,764	—
(Gain) loss on business divestitures, net	—	—	(5,290)	—	(5,290)
Transaction-related costs	259	964	(82)	1,223	118
Executive transition costs	3,685	1,469	502	5,154	502
Business reorganization costs	4,521	—	901	4,521	1,855
Restructuring (credits) charges	(639)	186	871	(453)	766
Acquisition-related costs	2,310	5,808	—	8,118	—
Cash interest expense, net of interest income	5,829	4,878	6,498	10,707	13,449
Provision for (benefit from) income taxes	2,720	(11,676)	3,560	(8,956)	(1,564)
Depreciation	3,571	2,873	3,198	6,444	6,227
Adjusted EBITDA	$15,246	$11,159	$22,438	$26,405	$41,230

FY 2022 GUIDANCE

(in thousands)	FY 2022
Residential Customers	73,000 - 80,000
Residential Adjusted EBITDA/Customer[1]	$2,000 - $2,400
Adjusted EBITDA	$90 million -$110 million
Net (Loss) Income (GAAP)	$(15) million -$(35) million

1.Excluding Product & Digital operating expenses for Residential only.

2.Adjusted EBITDA guidance for FY 2022 includes net adjustments that decrease GAAP net loss by approximately $125 million primarily relating to the following adjustments: stock-based compensation expense, results of operations of businesses exited/to be exited, mark-to-market (gain) loss on equity investments, net, acquisition-related costs, interest expense, depreciation and amortization, income taxes, and other non-recurring adjustments.